Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the McAfee Corp. McAfee 2017 Management Incentive Plan, McAfee 2020 Omnibus Incentive Plan and McAfee Employee Stock Purchase Plan of our report dated July 14, 2017, with respect to the combined financial statements of McAfee (the “Predecessor Company” ) included in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-249101) and related Prospectus of McAfee Corp. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

October 21, 2020